PricewaterhouseCoopers LLP
                           101 East Kennedy Boulevard
                                   Suite 1500
                            Tampa Florida 336502-5147
                                 (813) 229-0221
                           (813) 229-3646 - Facsimile



               Report of Independent Certified Public Accountants


To the Board of Trustees and Shareholders of Heritage Income Trust


In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Heritage Income Trust - Intermediate Government Fund and Heritage Income Trust - High Yield Bond Fund (constituting Heritage Income Trust, hereafter referred to as the "Trust") at September 30, 2002, the results of its operations for the year ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
November 21, 2002



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